UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2011

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-49806	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 691-1519

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On November 28, 2011, First PacTrust Bancorp, Inc., a Maryland corporation (“First PacTrust”), Gateway Bancorp, a California corporation (“Gateway”), each of the stockholders of Gateway and the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as the Sellers’ Representative) entered into an amendment (the “Amendment”) to that certain Stock Purchase Agreement, dated as of June 3, 2011, among the parties (the “Purchase Agreement”).  The Amendment provides for the extension of the date after which the Purchase Agreement may be terminated in certain circumstances to provide the parties additional time to obtain the regulatory approvals required to close the stock purchase contemplated by the Purchase Agreement, among other matters related to the closing of such stock purchase.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1

Amendment No. 1 to Stock Purchase Agreement, dated as of November 28, 2011, by and among First PacTrust Bancorp, Inc., Gateway Bancorp, the Sellers named therein and the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as the Sellers’ Representative).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First PacTrust Bancorp, Inc.

Date: December 1, 2011                                           By:   /s/  Richard Herrin

Richard Herrin

Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Amendment No. 1 to Stock Purchase Agreement, dated as of November 28, 2011, by and among First PacTrust Bancorp, Inc., Gateway Bancorp, the Sellers named therein and the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as the Sellers’ Representative).